CONSENT OF PERSON NAMED TO BECOME AN ADVISORY DIRECTOR

     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the use of my name and any references to me as a person nominated to become an advisory director of Travel Services
International, Inc. ("TSII") in the Prospectus constituting a part of TSII's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Securities Act.

Dated: June 17, 1997


                                          /s/ Leonard Potter
                                          -----------------------------
                                          Leonard Potter